As filed with the United States Securities and Exchange Commission on June 29, 2006
Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________

EVCI CAREER COLLEGES HOLDING CORP.
(Exact name of registrant as specified in its charter)
____________

Delaware (State or other jurisdiction of incorporation or organization)	06-1488212 (I.R.S. Employer Identification No.)
1 Van Der Donck Street, Second Floor Yonkers, New York 10701 (914) 623-0700
(Address of Principal Executive Offices)

Amended and Restated 2004 Incentive Stock Plan

(Full title of plans)
____________________

Dr. John J. McGrath
Chief Executive Officer and President
EVCI Career Colleges Holding Corp.
1 Van Der Donck Street, Second Floor
Yonkers, New York 10701
(914) 623-0700

(Name and address and telephone number of agent for service)
___________

Copies to:

Joseph D. Alperin, Esq.
General Counsel
EVCI Career Colleges Holding Corp.
1 Van Der Donck Street, Second Floor
Yonkers, New York 10701
(914) 623-0700
___________

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $.0001 par value	500,000 (1)	$ 0.70 (2)	$350,000 (2)	$ 37.45 (2)

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also relates to such indeterminate number of additional shares of common stock as may be required to be issued upon exercise of options in the event of a stock dividend, stock split, recapitalization or similar event.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, based upon the last sale price of $0.70 on June 28, 2006 as reported by Nasdaq.

EXPLANATORY NOTE

Pursuant to the Note to Part I of Form S-8 and Rule 428(b)(1) under the Securities Act of 1933, the documents containing the information specified in Part I of Form S-8 are not included in this Registration Statement.

The contents of the Registrant’s Form S-8, Registration No. 333-120753 (the “Prior Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on November 24, 2004 are hereby incorporated by reference in this Registration Statement.

This Registration Statement registers 500,000 additional shares of common stock under the Registrant’s Amended and Restated 2004 Incentive Stock Plan approved by stockholders on June 15, 2005. The Prior Registration Statement registered 1,200,000 shares of common stock which were available under the original 2004 Incentive Stock Plan approved by EVCI stockholders on July 27, 2004.

Item 5. Interest of Named Experts and Counsel.

Joseph D. Alperin, EVCI’s general counsel, has rendered the opinion that is included as Exhibit 5 to this registration statement. As noted in that opinion, Mr. Alperin holds options to purchase a total of 115,000 shares of EVCI’s common stock and holds 100,000 shares of restricted EVCI common stock. He may, in the future, receive additional stock options or other awards under the Amended and Restated 2004 Incentive Stock Plan.

PART II

Item 8. Exhibits.

Exhibit Nos. *	Description of Exhibit
10.1[1]	EVCI Career Colleges Holding Corp. Amended and Restated 2004 Incentive Stock Plan.
10.2[2]	Form of Stock Option Agreement (Non-Qualified Stock Option).
10.3[3]	Form of Restricted Stock Award Agreement for restricted stock awards to Dr. John J. McGrath, Dr. Arol I. Buntzman and Joseph J. Looney (expired prior to vesting), without Annexes A and B.
10.4[3]	Restricted Stock Award Agreement, dated March 1, 2006, between the Registrant and Joseph D. Alperin, without Annex A.
5**	Opinion of Joseph D. Alperin, Esq.
23.1**	Consent of Goldstein Golub Kessler LLP
23.2**	Consent of Joseph D. Alperin, Esq. (included in Exhibit 5).

*	Numbers inside brackets indicate documents from which exhibits have been incorporated by reference.
** Filed herewith.

[1] Incorporated by reference to the Registrant’s definitive Proxy Statement dated May 2, 2005.

[2] Incorporated by reference to the Registrant’s Form 10-QSB for the quarter ended September 30, 2004.

[3] Incorporated by reference to the Registrant’s Form 8-K dated March 1, 2006.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commision by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yonkers, State of New York, on the 29th day of June, 2006.

EVCI CAREER COLLEGES HOLDING CORP.

By:	/s/ Dr. John J. McGrath
Dr. John J. McGrath
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Dr. Arol I. Buntzman	Chairman of the Board	June 29, 2006
Dr. Arol I. Buntzman
/s/ Dr. John J. McGrath	Chief Executive Officer, President and Director	June 29, 2006
Dr. John J. McGrath
/s/ Richard Goldenberg	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	June 29, 2006
Richard Goldenberg
/s/ Royce N. Flippin, Jr.	Director	June 29, 2006
Royce N. Flippin, Jr.
/s/ Philip M. Getter	Director	June 29, 2006
Philip M. Getter
/s/ Donald Grunewald.	Director	June 29, 2006
Donald Grunewald
/s/ Elie Housman	Director	June 29, 2006
Elie Housman

EXHIBIT INDEX

Exhibit Nos. *	Description of Exhibit
10.1[1]	EVCI Career Colleges Holding Corp. Amended and Restated 2004 Incentive Stock Plan.
10.2[2]	Form of Stock Option Agreement (Non-Qualified Stock Option).
10.3[3]	Form of Restricted Stock Award Agreement for restricted stock awards to Dr. John J. McGrath, Dr. Arol I. Buntzman and Joseph J. Looney (expired prior to vesting), without Annexes A and B.
10.4[3]	Restricted Stock Award Agreement, dated March 1, 2006, between the Registrant and Joseph D. Alperin, without Annex A.
5**	Opinion of Joseph D. Alperin, Esq.
23.1**	Consent of Goldstein Golub Kessler LLP
23.2**	Consent of Joseph D. Alperin, Esq. (included in Exhibit 5).

* Numbers inside brackets indicate documents from which exhibits have been incorporated by reference.
** Filed herewith.

[1] Incorporated by reference to the Registrant’s definitive Proxy Statement dated May 2, 2005.

[2] Incorporated by reference to the Registrant’s Form 10-QSB for the quarter ended September 30, 2004.

[3] Incorporated by reference to the Registrant’s Form 8-K dated March 1, 2006.